                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Nooney Realty Trust, Inc.
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              (Name of Registrant as Specified in Its Charter)

   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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
NOONEY REALTY TRUST, INC.
7701 FORSYTH BOULEVARD
ST. LOUIS, MISSOURI 63105

                                                                   July 9, 1997

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders to be held at 10:00 A.M. on Friday, August 8, 1997, at the Pierre Laclede Conference Center, 7733 Forsyth Boulevard, 2nd Floor, in Clayton, Missouri. Information regarding business to be conducted at the Meeting is set forth in the accompanying Notice of Special Meeting and Proxy Statement.

    The Annual Meeting of Shareholders that was scheduled for July 3, 1997, has been postponed in connection with a settlement agreement between the Trust and a shareholder of the Trust named KelCor, Inc. ("KelCor"). We will notify you when the Annual Meeting has been rescheduled. On June 5, 1997, KelCor filed a lawsuit against the Trust to, among other things, obtain a declaratory judgment on matters related to certain Trust shares owned by affiliates of PICO Holdings, Inc. Pursuant to the settlement agreement, the Trust agreed to call the Special Meeting for the sole purpose of voting upon a proposal to amend the Trust's Bylaws in certain respects related to the share ownership of PICO.

    YOUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT TO ARTICLE VIII OF THE TRUST'S BYLAWS AS DESCRIBED IN THE ATTACHED PROXY STATEMENT IS IN THE BEST INTERESTS OF THE TRUST'S SHAREHOLDERS FOR THE FOLLOWING REASONS:

    * THE ENFORCEMENT OF THE CURRENT BYLAW WOULD INVOLVE LEGAL ACTION THAT WOULD BE EXPENSIVE--COSTING SHAREHOLDERS MONEY--AND MAY NOT BE SUCCESSFUL IN RECOVERING ANY MONEY FOR THE TRUST;

    * ANY SUCH LEGAL ACTION COULD AFFECT THE MARKETABILITY OF THE TRUST'S
      SHARES;

                                      AND

    * THE TAX STATUS OF THE TRUST IS NOT IN JEOPARDY.

    This proposed amendment and the reasons for the Board's decisions with respect thereto are fully described in the attached materials.

    We cannot stress enough the importance of the vote of every shareholder at the Special Meeting, regardless of the number of shares owned.

    We anticipate that a group formed by KelCor will solicit proxies to oppose the Board of Directors' proposal to be voted on at the Special Meeting. THEREFORE, EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY CARD FOR THE POSTPONED ANNUAL MEETING OR IF YOU ARE PLANNING TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO COMPLETE AND RETURN THE ENCLOSED GOLD PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. A postage-paid envelope is enclosed for your convenience. Should you later decide to attend the Meeting, you may revoke your proxy at any time and vote your shares personally at the Meeting.

    If you have any questions or require assistance, please call MacKenzie Partners, Inc., who is assisting us in our solicitation, at 1-800-322-2885.

    We look forward to seeing you at the Meeting.

                                        Sincerely,

                                        /s/ Gregory J. Nooney, Jr.

                                        GREGORY J. NOONEY, JR.
                                        Chairman of the Board and
                                        Chief Executive Officer

                           NOONEY REALTY TRUST, INC.
                            7701 FORSYTH BOULEVARD
                           ST. LOUIS, MISSOURI 63105

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD FRIDAY, AUGUST 8, 1997

To the Shareholders of
Nooney Realty Trust, Inc.:

    You are hereby notified that a Special Meeting of Shareholders of Nooney Realty Trust, Inc. (the "Trust") will be held at 10:00 A.M. on Friday, August 8, 1997, at the Pierre Laclede Conference Center, 7733 Forsyth Boulevard, 2nd floor, in Clayton, Missouri, for the following purpose:

    1. To consider and vote upon a proposal to amend, in certain respects,
       Article VIII of the Trust's Bylaws relating to the limitation on a person or entity to acquire shares of the Trust representing an amount greater than 9.8% of the total value of the issued and outstanding shares.

    In accordance with Section 7.3(c) of the Trust's Bylaws, no other business may be considered at the Special Meeting.

    The Trust's Board of Directors has fixed the close of business on June 27, 1997, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                                           PATRICIA A. NOONEY
                                                Secretary

July 9, 1997
St. Louis, Missouri

                           NOONEY REALTY TRUST, INC.
                            7701 FORSYTH BOULEVARD
                           ST. LOUIS, MISSOURI 63105

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 8, 1997

    The enclosed GOLD PROXY CARD is solicited on behalf of the Board of Directors of Nooney Realty Trust, Inc., a Missouri corporation, for use at the Special Meeting of Shareholders to be held at 10:00 A.M. on Friday, August 8, 1997, at the Pierre Laclede Conference Center, 7733 Forsyth Boulevard, 2nd Floor, in Clayton, Missouri, or any adjournment thereof, for the purpose set forth in the accompanying Notice of Special Meeting of Shareholders. This proxy statement and the enclosed GOLD PROXY CARD are being first mailed to shareholders on or about July 9, 1997.

    The close of business on June 27, 1997, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting. On June 27, 1997, there were issued and outstanding and entitled to vote 866,624 shares of the Trust's common stock, par value $1.00 per share.

    If a shareholder is a participant in the Trust's Dividend Reinvestment Plan, the enclosed GOLD PROXY CARD represents the number of full shares in the dividend reinvestment plan account, as well as shares registered in the participant's name. All proxies in the accompanying form will be voted in accordance with the instructions given in the proxy. Shareholders will be entitled to one vote per share. A shareholder may revoke his proxy at any time before it is voted by delivering to the Trust another proxy bearing a later date, by submitting written notice to the Secretary of such revocation, or by appearing in person at the Special Meeting and casting a contrary vote.

    The affirmative vote of 62.0% of the issued and outstanding shares of the Trust will be required to amend the Bylaws as described in Proposal 1 (the "Bylaw Amendment"). Although only the affirmative vote of a majority of the issued and outstanding shares of the Trust is required to amend the Bylaws, the Board of Directors of the Trust has elected to require the greater percentage described above with respect to the Bylaw Amendment in order to negate the voting power of certain shares discussed below.

    Shares represented by proxies which are marked "abstain" on the Bylaw Amendment will be counted for the purpose of determining the number of shares represented by proxy at the Meeting. Such proxies will have the same effect as if the shares represented thereby were voted against the Bylaw Amendment. Shares not voted on proxies returned by brokers will have the same effect as shares voted against the Bylaw Amendment.

    The Trust will pay all costs of preparing and soliciting proxies for the Special Meeting. In addition to solicitation by mail, the Trust may solicit proxies from shareholders personally, or by telephone. The Trust has also retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of approximately $7,500 plus reasonable expenses and costs, which does not include its fee in connection with the postponed Annual Meeting. The Trust will also reimburse brokerage firms, banks and other nominees for their reasonable costs incurred in forwarding proxy materials for shares held of record by them to the beneficial owners of such shares.

                                  PROPOSAL 1

               PROPOSAL TO APPROVE AN AMENDMENT TO ARTICLE VIII
                             OF THE TRUST'S BYLAWS

    The Internal Revenue Code of 1986, as amended (the "Code") contains several ownership tests which an entity must meet in order to qualify as a "real estate investment trust" or "REIT" for federal income tax purposes. Pursuant to one of those ownership tests, at all times during the second half of the Trust's taxable year, no more than 50% in value of the Trust's shares may be owned, directly or indirectly, by five or fewer individuals (the so-called "closely held test"). If the closely held test is violated, the Trust would lose its REIT status for five years (including the year of violation).

    In addition, there are various income tests which an entity must meet in order to qualify as a REIT. As a practical matter, under those income tests, the Trust must not, among other things, derive more than 5% of its income from the rents paid by one or more tenants in which the Trust owns, directly or indirectly, a 10% or greater interest (the so-called "tenant owned test"). Under the tenant owned test, the Trust will be deemed to own an interest in a tenant owned by any shareholder of the Trust who owns, directly or indirectly, 10% or more of the value of the outstanding shares of the Trust. A violation of the tenant owned test does not necessarily result in loss of REIT tax status since there are several relief provisions which may (or may not) be applicable. Such relief provisions, however, could cause tax to be payable by the Trust.

    The Trust's Bylaws place certain restrictions on the accumulation of shares by the Trust's shareholders in order to guard against the concentration of ownership of shares to an extent which may be contrary to the closely held test and tenant owned test. Specifically, Section 8.8(a) of the Bylaws provides that no person may acquire, directly or indirectly, in excess of 9.8% of the outstanding shares of the Trust.

    Section 8.8(b) of the Trust's Bylaws provides that any acquisition of shares in excess of 9.8% shall be null and void with respect to the shares that are acquired in excess of the 9.8% limitation. Section 8.8(b) further provides that any such excess shares (i) shall be considered to have been acquired by and held on behalf of the Trust, (ii) shall not be considered outstanding for quorum or voting purposes and (iii) shall not be entitled to receive dividends, interest or any other distribution.

THE PROPOSED AMENDMENT

    For the reasons described below, the Board of Directors proposes to adopt an amendment to Article VIII of the Trust's Bylaws that would:

       (I) CLARIFY THAT THE CALCULATION OF THE 9.8% OWNERSHIP THRESHOLD IS TO BE MADE IN CONFORMITY WITH THE PROVISIONS OF THE CODE RELATED TO REAL ESTATE INVESTMENT TRUSTS;

       (II) SUSPEND APPLICATION AND ENFORCEMENT OF SECTION 8.8(b) OF THE BYLAWS FOR ALL PERIODS ON OR PRIOR TO APRIL 23, 1997;

       (III) CLARIFY THAT NEITHER THE TRUST NOR THE OFFICERS AND DIRECTORS OF THE TRUST ARE RESPONSIBLE FOR MAKING DETERMINATIONS WITH RESPECT TO THE NUMBER OF SHARES THAT ANY PERSON SHALL BE DEEMED TO OWN FOR PURPOSES OF
    SECTION 8.8;

       (IV) PROVIDE THAT THE BYLAWS MAY BE AMENDED BY A VOTE OF A MAJORITY OF THE INDEPENDENT DIRECTORS IF THE INDEPENDENT DIRECTORS DETERMINE THAT SUCH AMENDMENT IS NECESSARY OR ADVISABLE TO PROTECT THE STATUS OF THE TRUST AS A REAL ESTATE INVESTMENT TRUST OR OTHERWISE MINIMIZE THE RISK THAT THE TRUST MAY BECOME SUBJECT TO FEDERAL INCOME TAX PAYABLE BY THE TRUST; AND

       (V) ELIMINATE CERTAIN REFERENCES IN SECTION 8.8 OF THE BYLAWS TO WARRANTS TO PURCHASE ADDITIONAL TRUST SHARES.

    The Trust's proxy statement distributed in connection with the Annual Meeting of Shareholders that was scheduled for July 3, 1997, had contemplated an additional change to Section 8.8 of the Bylaws. This further change would have, subject to the satisfaction of certain conditions, enabled the Independent Directors to waive or modify periodically any provisions of Section
8.8 of the Bylaws with respect to any shares acquired in excess of the 9.8% ownership threshold. Your Board of Directors had believed that such a grant of discretionary authority to the Independent Directors would have provided such Independent Directors with a desirable degree of flexibility in connection with their strategic planning for the Trust. Moreover, your Board was comfortable proposing such an amendment since other real estate investment trusts have bylaw provisions granting similar discretionary authority to their respective directors. However, after having discussed and reviewed the contemplated grant of authority with some of the Trust's shareholders and certain advisors to some of the Trust's shareholders, your Board has decided not to propose an amendment containing this additional grant of authority.

    Section 8.8, if amended as described above, would read as set forth in Exhibit A. Please note that the version of Section 8.8 set forth in Exhibit A shows the proposed additions to Section 8.8 in bold face type and the proposed deletions as struck through.

BACKGROUND

    As of December 31, 1995, Physicians Insurance Company of Ohio, Inc. ("PICO"), a subsidiary of PICO Holdings, Inc. ("PICO Holdings," and together with PICO and their respective affiliates and subsidiaries, the "PICO Group") reported direct ownership of 9.11% of the Trust shares. This information was contained in Amendment No. 1 to Schedule 13G dated as of December 31, 1995, as filed by PICO with the Securities and Exchange Commission ("SEC"). The Trust relies on such statements filed with the SEC for information relating to the PICO Group's stock ownership positions in the Trust since all of the PICO Group's stock holdings in the Trust are held through Cede & Co., a nominee of Depository Trust Co., a depository for securities held in brokerage accounts. Many of the Trust's other shareholders also hold their shares through this nominee or other nominees. As of June 2, 1997, approximately 50% of the issued and outstanding shares of the Trust were held of record by Cede & Co. and an additional 12% were held of record by other nominee owners. Moreover, for purposes of Section 8.8 of the Trust's Bylaws, a person "owns" not only the shares that person directly owns, but also those shares that person is deemed to own by application of highly technical attribution rules imposed by the REIT Provisions of the Code. Therefore, from a practical standpoint, it is virtually impossible for the Trust to determine the direct and indirect ownership of any person in its shares at any given time, without attempting to obtain such information directly from any such shareholder. Moreover, because of these highly technical attribution rules imposed by the Code, shareholders in the Trust may or may not be able to determine exactly how many shares they are deemed to own indirectly for purposes of Section 8.8.

    In May, 1996, the Trust received a letter from PICO dated May 1, 1996, advising the Trust that the PICO Group beneficially owned directly 14.29% of the Trust's outstanding shares. On June 17, 1996, the Trust sent PICO a letter advising that, as a result of the increase in the PICO

Group's direct ownership position in the Trust from 9.11% to 14.29%, the PICO Group's direct share ownership exceeded the 9.8% level permitted by the Trust's Bylaws. The Trust also suggested in its letter that PICO seek legal counsel with respect to this matter.

    In December, 1996, the Trust learned of a further increase in the PICO Group's ownership position in the Trust upon the filing of a Form 3 with the SEC by John R. Hart, President and Chief Executive Officer of PICO Holdings, following Mr. Hart's election to the Board of Directors of the Trust to fill a vacancy created by the death of R. Michael O'Brien, Jr. in September, 1996. Mr. Hart's Form 3 disclosed that PICO owned 20.75% of the Trust's shares as of November 15, 1996. In February, 1997, the Trust received a copy of Amendment No. 2 to Schedule 13G filed with the SEC by PICO Holdings disclosing that the PICO Group beneficially owned 202,061 of the Trust's shares as of December 31, 1996. According to this Amendment No. 2 to Schedule 13G, of these 202,061 shares, 18,200 shares (approximately 2.1% of the Trust shares) were beneficially owned by Summit Global Management, Inc., a wholly owned subsidiary of PICO ("Summit"). PICO has represented that Summit is an investment manager of numerous investment advisory accounts that own Trust shares and that Summit merely holds dispositive power over any Trust shares owned by these accounts. The PICO Group has informed the Trust that the beneficiaries of the accounts retain the right to vote the shares, the right to receive dividends on the shares, and the benefits (and risk) of any increase (or decrease) in the value of the shares. Accordingly, counsel to the PICO Group has advised the Trust that the beneficiaries of the accounts, and not Summit, should be deemed to own these shares for purposes of Section 8.8 of the Bylaws.

    It should be noted that Schedule 13G is filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Form
3 is filed pursuant to Section 16(a) of the Exchange Act. The rules and forms under these sections have different reporting thresholds and different definitions of "beneficial owner." For purposes of Section 13(d), a beneficial owner of securities is a person who has or shares voting power and/or investment (or dispositive) power, i.e., the power to vote or direct the voting and/or the power to dispose or direct the disposition of such securities, while for purposes of Section 16(a) a beneficial owner of securities is a person who has or shares a pecuniary interest in such securities, i.e., the opportunity to profit from a transaction in such securities. Shares beneficially owned as reported pursuant to Section 13(d) are not necessarily the same as shares beneficially owned as reported pursuant to
Section 16(a). Moreover, the REIT Provisions of the Code use different, and sometimes broader rules, to determine who is deemed to be the indirect owner of shares.

KELCOR'S ALLEGATIONS

    On March 11, 1997, the Trust began receiving correspondence from KelCor, Inc., a shareholder in the Trust ("KelCor"), making certain allegations and demands regarding the PICO Group's ownership position in the Trust. Among other things, KelCor demanded that the Board of Directors of the Trust enforce the provisions of the Bylaws and treat any shares owned by the PICO Group in excess of 9.8% in the manner provided in Section 8.8(b) of Article VIII of the Bylaws. The Trust advised the PICO Group of KelCor's demands. The PICO Group subsequently informed the Trust that as of March 19, 1997, the PICO Group had sold its interest in 98,895 shares, 11.4% of the Trust's shares, to numerous investment advisory accounts managed by Summit. Therefore, according to the PICO Group, the investment advisory accounts managed by Summit should be deemed to own a total of 117,095 Trust shares (98,895 shares plus the 18,200 shares described above as previously owned by Summit), or approximately 13.5% of the Trust shares, for purposes of Section 8.8 of the Bylaws. Moreover, according to the PICO Group, as of March 19, 1997, the PICO Group directly owned 9.8% of the Trust's shares for purposes of Section 8.8 of the Bylaws and was in compliance with that section (assuming that said 9.8% direct ownership is not increased by any additional shares the PICO Group is deemed to own indirectly on account of the attribution rules of the Code). The information provided to the Trust by the PICO Group in regards to its sale of the 98,895 shares to Summit is consistent with the information contained in Amendment No. 3 to
Schedule 13G filed by PICO Holdings as of March 19, 1997. For more detailed information regarding Amendment No. 3 to Schedule 13G, please see the discussion under the heading "Security Ownership of Certain Beneficial Owners and Management" on page 10.

THE TRUST'S RESPONSE TO KELCOR

    In response to KelCor's demands as described above, the Trust called a special meeting of the Board of Directors to discuss the matters raised by KelCor and wrote to KelCor to advise it of such meeting and of the fact that the PICO Group had informed the Trust that it had disposed of its interest in 11.4% of the Trust's shares. However, despite the disposition of 11.4% of the Trust's shares by the PICO Group, KelCor has continued to demand, among other things, that the Trust treat any shares that are or were owned at any time by the PICO Group in excess of 9.8% of the Trust's issued and outstanding shares (the "Excess Shares") as null and void. The PICO Group has informed the Trust that KelCor has made a written offer to the PICO Group to buy some or all of the PICO Group's shares in the Trust.

    The Trust believed that KelCor wanted the Trust to (i) refuse to pay dividends on the Excess Shares, (ii) refuse to allow the Excess Shares to vote, and (iii) file a lawsuit to cancel the Excess Shares, recover, if applicable, the proceeds of the PICO Group's sale of shares and recover any dividends already paid on the Excess Shares. The sale price for the Trust's shares as reported for July 1, 1997, was $10.25 per share. Therefore, assuming that the PICO Group exceeded the 9.8% limitation in the Trust's Bylaws by 98,895 shares, the Trust may have a claim against the PICO Group for (i) the cancellation of all such Excess Shares, which cancellation may result in the return to the Trust's treasury of shares valued at approximately $1,013,673 (based on the July 1, 1997 price described above) and (ii) the recovery of the amount of dividends that have been paid to the PICO Group with respect to the Excess Shares. Dividends were paid on all shares in all four quarters of 1996 and in the first quarter of 1997. At the request of the Trust, the PICO Group has estimated that approximately $56,000 in dividends have been paid to the PICO Group with respect to the Excess Shares.

YOUR BOARD'S DECISIONS

    THE BOARD OF DIRECTORS HELD ITS SPECIAL MEETING ON APRIL 23, 1997 TO CONSIDER, AMONG OTHER THINGS, THE APPROPRIATE RESPONSE TO KELCOR'S DEMANDS. AFTER REVIEW OF THE FACTS AND IN CONSIDERATION OF THE FACTORS DESCRIBED BELOW, THE BOARD CONCLUDED IN THE EXERCISE OF ITS BUSINESS JUDGMENT THAT, TO THE EXTENT KELCOR WAS DEMANDING LITIGATION AGAINST THE PICO GROUP, SUCH ACTION WOULD NOT BE IN THE BEST INTERESTS OF THE TRUST AND ITS SHAREHOLDERS.

    In connection with its decision not to pursue litigation against the PICO Group, the Board also decided to seek shareholder approval of the above described amendment to Article VIII of the Trust's Bylaws. As stated above, this amendment would, among other things, suspend application and enforcement of Section 8.8(b) of the Trust's Bylaws with respect to any ownership of shares in excess of 9.8% on or prior to April 23, 1997 (including that of the PICO Group). The Board of Directors unanimously voted in favor of not pursuing litigation against the PICO Group and in favor of recommending that the shareholders approve the proposed amendment to Section 8.8 of the Trust's Bylaws. Mr. Hart was absent from the deliberations and voting with respect to these proposals because of his relationship with PICO Holdings, and Mr. Kresko did not vote on these matters because he was required to leave the meeting early as a result of a prior engagement.

REASONS FOR THE BOARD'S DECISIONS

    These Board decisions were based on consideration of several factors:

    * THE ENFORCEMENT OF SECTION 8.8(b) WOULD LIKELY INVOLVE EXTENSIVE AND COSTLY LITIGATION THAT MAY NOT BE SUCCESSFUL IN RECOVERING THE AMOUNTS SET FORTH ABOVE.

    * ANY SUCH LITIGATION WOULD LIKELY CAST A CLOUD OF UNCERTAINTY OVER THE MARKETABILITY OF TRUST SHARES IN LIGHT OF THE FACT THAT THIRD PARTIES MAY NOT BE ABLE TO DETERMINE WHETHER SHARES THEY ARE PROPOSING TO PURCHASE MAY BE EXCESS SHARES.

    * THE LANGUAGE OF SECTION 8.8(b) OF THE BYLAWS DOES NOT PROVIDE A SPECIFIC MECHANISM OR PROCEDURE FOR ENFORCEMENT OF THE PROVISIONS OF THAT SECTION WITH RESPECT TO THE PICO GROUP, PARTICULARLY IN LIGHT OF THE FACT THAT THE PICO GROUP HAS TRANSFERRED THE ECONOMIC INTEREST OF ALL SHARES IN EXCESS OF 9.8% TO THE INVESTMENT ACCOUNTS OF THIRD PARTIES NOT KNOWN TO THE TRUST. IT IS REASONABLE TO ANTICIPATE THAT ANY SUCH THIRD PARTY TRANSFEREES OF TRUST SHARES WOULD EXPECT TO BE COMPENSATED FOR SUCH SHARES. ANY SUCH THIRD PARTY TRANSFEREES COULD ALSO REASONABLY ARGUE THAT THE SALE TO THIRD PARTIES OF WHAT MAY HAVE BEEN CONSIDERED EXCESS SHARES IN THE HANDS OF THE PICO GROUP CLEANSED SUCH SHARES OF THIS STATUS. THE PRINCIPLES OF EQUITY, THE SILENCE OF THE BYLAWS ON THESE ISSUES AND OTHER PROVISIONS OF THE BYLAWS MAY REQUIRE THAT THE TRUST PAY THE PICO GROUP OR SUCH OTHER THIRD PARTIES, AS APPLICABLE, FOR THE FAIR MARKET VALUE OF ANY TRUST SHARES CURRENTLY OWNED BY SUCH PARTIES THAT ARE DEEMED EXCESS SHARES BY THE TRUST.

    * THE PRIMARY PURPOSE OF THE BYLAWS IS TO PROTECT THE TRUST'S STATUS AS A REAL ESTATE INVESTMENT TRUST AND THE TRUST BELIEVES THAT SUCH STATUS HAS NOT BEEN IMPAIRED AS A RESULT OF THE PICO GROUP'S SHARE OWNERSHIP (SUCH BELIEF IS BASED, IN PART, ON AN OPINION OF THE PICO GROUP'S COUNSEL AS DESCRIBED BELOW).

    * THE POTENTIAL DISRUPTION OF THE TRUST'S BUSINESS AS A RESULT OF THE TIME AND EFFORT THAT MANAGEMENT AND THE DIRECTORS OF THE TRUST WOULD BE REQUIRED TO DEVOTE TO SUCH LITIGATION.

    Your Board of Directors urges you to complete and return the enclosed GOLD PROXY CARD so that your shares will be represented at the Special Meeting.

    Your Board of Directors also urges you not to be concerned about the effect of the PICO Group's past ownership of Trust shares on the status of the Trust as a REIT for tax purposes.

                THE TAX STATUS OF THE TRUST IS NOT IN JEOPARDY.

    The Board of Directors of the Trust has received an opinion letter from counsel to the PICO Group, subject to various assumptions and qualifications, to the effect that the ownership by the PICO Group of Trust shares in excess of the 9.8% limitation did not at any time cause the Trust to violate either the closely held test or the tenant owned test.

RECENT DEVELOPMENTS

    The Board of Directors scheduled the Annual Meeting of Shareholders for July 3, 1997, to vote upon the election of directors, the Bylaw Amendment and certain other matters, and mailed its proxy statement to shareholders on June 3, 1997. KelCor formed a committee to solicit proxies for the election of its nominees as directors of the Trust and to oppose the Bylaw Amendment and certain other matters proposed by the Board of Directors.

    On June 5, 1997, KelCor filed a lawsuit in the Circuit Court of St. Louis County, Missouri (the "Court") against the Trust. The lawsuit sought, among other things, (i) a declaratory judgment to the effect that all Excess Shares owned by the PICO Group are not entitled to vote, or to be considered in determining the presence of a quorum, on any matter on which shares of the Trust are otherwise permitted to vote and (ii) an injunction enjoining the Trust from, among other things, soliciting or voting any proxies in connection with any special or annual meeting of shareholders and conducting any special or annual meeting of shareholders of the Trust. KelCor also filed a motion for a temporary restraining order to prevent the Trust from soliciting proxies in connection with any special or annual meeting of shareholders and to prevent the Trust from conducting any special or annual meeting of shareholders.

    On June 6, 1997, the Court denied KelCor's motion for a temporary restraining order and set June 13, 1997 as the date for a hearing on KelCor's motion for the injunction described above. On June 24, 1997, the Trust and KelCor agreed, among other things, to postpone the Annual Meeting of Shareholders scheduled for July 3, 1997 and to schedule a Special Meeting of Shareholders for August 8, 1997 only to consider and vote upon the Bylaw Amendment. Attached to this Proxy Statement as Exhibit B is a copy of the settlement agreement reached between the parties.

       THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT TO THE BYLAWS AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF THE SHAREHOLDERS.

    * The Board believes that a more desirable degree of certainty would result from an amendment to the Bylaws that clarifies that the calculation of the 9.8% ownership threshold is to be in conformity with the provisions of the Code related to REITs.

    * The Board believes that suspending application and enforcement of Section 8.8(b) for all periods on or prior to April 23, 1997 would remove possible doubt as to the marketability of any of the Trust's shares, would enable the Trust to avoid becoming entangled in costly litigation with uncertain results and would enable management of the Trust to devote more of its attention to the real estate business of the Trust.

    * The Board believes that it is proper to clarify that neither the Trust, nor the Board nor the officers of the Trust are responsible for making determinations as to how many Trust shares are owned by any given person for purposes of Section 8.8 of the Bylaws because the difficulties involved in such a task are largely the result of the nominee ownership system of securities.

    * The Board believes that providing the Independent Directors with a right to amend the Bylaws without shareholder approval in order to protect the Trust's REIT status or otherwise minimize the Trust's federal income tax is consistent with the discretion and flexibility otherwise provided to the Independent Directors with respect to issues related to Section 8.8 of the Trust's Bylaws.

    * The references in Section 8.8 to warrants to purchase additional Trust shares are no longer necessary since all warrants previously outstanding have expired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE DESCRIBED AMENDMENT TO
                                         ---
THE TRUST'S BYLAWS ON THE ENCLOSED GOLD PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    On or about March 19, 1997, an Amendment No. 3 to Schedule 13G setting forth the following information was filed with the SEC by PICO Holdings, its wholly owned subsidiary, PICO, and various of their other subsidiaries. The Amendment No. 3 to Schedule 13G indicates that PICO Holdings and its subsidiaries are collectively the beneficial owners of 202,061 shares of the Trust's common stock, or 23.3% of the total outstanding shares, have sole dispositive power with respect to all of such shares, sole voting power with respect to 84,966 of the shares and no voting power with respect to 117,095 shares. The principal business address of PICO Holdings is 875 Prospect Street, Suite 301, La Jolla, California 92037. Refer to the discussion of Proposal 1 for additional information with respect to the ownership of the Trust's shares by the PICO Group. The Trust has been informed that Mr. Dean Jones, P.O. Box 247, Sneedville, Tennessee owns 46,500 shares, or approximately 5.3%, of the Trust's outstanding common stock.

    The table below sets forth information as of April 1, 1997, regarding the number of shares of the Trust beneficially owned by each of the directors, anticipated nominees for director and executive officers of the Trust and by all directors, anticipated nominees and officers as a group:

                                                         NUMBER OF SHARES        PERCENT
                     NAME OF                               BENEFICIALLY            OF
                 BENEFICIAL OWNER                            OWNED<F2>          CLASS<F4>
                 ----------------                        ----------------       ---------
    Gregory J. Nooney, Jr <F1>....................              7,900<F3>          <F*>
    Patricia A. Nooney <F5>.......................              4,957              <F*>
    Robert E. Kresko <F6>.........................                100              <F*>
    Gene K. Beare <F7>............................              6,750              <F*>
    Bruce P. Hayden <F7>..........................                100              <F*>
    James P. Ingram <F7>..........................                 50              <F*>
    John R. Hart <F7><F8>.........................                  0              <F*>
    Directors and officers as a group.............             19,857              2.3%

-------

<F1> Chairman of the Board, Chief Executive Officer and Director of the Trust.

<F2> Under the rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Accordingly, shares owned separately by spouses or other family members are not included. Except as described in the footnotes below, the director has both sole voting power and sole investment power with respect to the shares set forth in the table.

                                      10

<F3> Includes 2,909 shares owned by Nooney Company, of which Gregory J. Nooney,
     Jr. is a director and shareholder. Includes 3,535 shares held as co-trustee of a trust, as to which Mr. Nooney shares voting and investment power.

<F4> An asterisk indicates that the number of shares beneficially owned does not exceed one percent of the Trust's common stock issued and outstanding.

<F5> President, Secretary, Treasurer and Director of the Trust.

<F6> Director of the Trust.

<F7> Independent Director as defined in the Trust's Bylaws.

<F8> Mr. Hart disclaims any beneficial ownership interest in the shares owned by
     PICO Holdings, Inc. as described above.

    John R. Hart has been a director of the Trust since November 15, 1996 when he was elected to the Board of Directors to fill the vacancy on the Board of Directors caused by the death of R. Michael O'Brien in September, 1996. Mr. Hart is also the President and Chief Executive Officer of PICO Holdings. Mr. Hart owns presently exercisable options to purchase up to 1,908,848 shares of PICO Holdings, which number of shares represents approximately 6.8% of the issued and outstanding shares of PICO Holdings.

                      BY ORDER OF THE BOARD OF DIRECTORS

                                                         PATRICIA A. NOONEY
                                                                  Secretary

July 9, 1997
St. Louis, Missouri

                                   EXHIBIT A<F*>
                             PROPOSED BYLAW AMENDMENT

   [(a) In](a) Except as otherwise provided in this Section 8.8, in order to
           --------------------------------------------------------
guard against the concentration of ownership of Shares [and warrants or similar rights to purchase Shares] to an extent which is contrary to the requirements of the REIT Provisions of the Internal Revenue Code (including, but not limited
                                                 ---------------------------
to, Sections 856(a)(6) and 856(d)(2)(B), or successor provisions, of the
------------------------------------------------------------------------
Internal Revenue Code), no Person may at any time subsequent to the Trust's
-----------------------
commencement of business operations acquire ownership of or own, [directly or indirectly, as determined pursuant to both (i) Section 318 and (ii) Sections 542(a) and 544] directly or indirectly by application of the pertinent indirect
                ---------------------------------------------------------------
ownership rules of the Internal Revenue Code[, (A) a number of Shares]
---------------
(including, but not limited to, Sections 318, 542(a), 544, 856(d)(5) and
------------------------------------------------------------------------
856(h), or successor provisions, of the Internal Revenue Code) in excess of
--------------------------------------------------------------
9.8% of the value of the outstanding Shares of the Trust[, or (B) an aggregate
            ------------
number of Shares and warrants and similar rights to purchase Shares in excess of 9.8% of the aggregate number of outstanding Shares and warrants and similar rights to purchase Shares] (the "9.8% Limit"). In addition, no Shares shall be
                           -------------------
transferred (or issued[, for example, upon the exercise of warrants) and no warrants shall be transferred])to any Person if, following such transfer (or
                              -                                          ---
issuance), such Person's direct or [indirect] indirect ownership of Shares would
----------                                    --------                     -----
exceed the 9.8% Limit. If [and warrants and similar rights to purchase Shares
-------------------------
would exceed these limits.]

    [(b) If Shares or warrants or similar rights to purchase] Shares are acquired by any Person in violation of [this Section 8.8] the 9.8% Limit, such
                                                          ---------------
acquisition shall be valid only to the extent it does not result in a violation of [this Section 8.8] the 9.8% Limit, and such acquisition shall be null and
                      ---------------
void with respect to the excess ("Excess Shares" [and/or "Excess Warrants")]).
                                                                            -
Excess Shares shall be deemed to have been acquired by, and to be held on behalf
                                                    ---
of, the Trust, and, as the equivalent of treasury shares for such purpose, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution. [Excess warrants shall be deemed to be void] Notwithstanding anything to the
                                             -------------------------------
contrary contained in these By-laws, the Trust shall not be required to make
----------------------------------------------------------------------------
any payment to any Person in respect of Excess Shares, such Excess Shares shall
-------------------------------------------------------------------------------
be forfeited to the Trust without compensation, and the Trust shall
-------------------------------------------------------------------
automatically become the record and beneficial owner of the Excess Shares.
--------------------------------------------------------------------------

    (b) The provisions of Section 8.8(a) shall not (before or after April 23,
    -------------------------------------------------------------------------
1997) be applicable with respect to any Excess Shares acquired by any Person on
-------------------------------------------------------------------------------
or prior to April 23, 1997 (the "Exempt Shares") provided, however, that any
----------------------------------------------------------------------------
person who owns or owned any Exempt Shares on or prior to April 23, 1997 shall
------------------------------------------------------------------------------
not acquire ownership of or own, directly or indirectly, any additional Shares
------------------------------------------------------------------------------
subsequent to such date if all Shares owned, directly or indirectly, by such
----------------------------------------------------------------------------
Person after such acquisition exceeds the 9.8% Limit and, if such new Shares
----------------------------------------------------------------------------
are in fact acquired, such new Shares shall be treated as Excess Shares.
-----------------------------------------------------------------------

    (c) The Trust shall, if deemed necessary or [desirable] advisable to
                                                            ---------
implement the provisions of this Section 8.8, include on the face or back of each Share [or warrant] certificate issued by the Trust an appropriate legend referring the holder of such certificate to the restrictions contained in this
Section 8.8 and stating that the complete text of this Section 8.8 is on file with the Secretary of the Trust at the Trust's registered office.

    (d) Nothing herein contained shall limit the ability of the Trustees to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a [qualified] REIT under the Internal Revenue Code or otherwise minimize the risk that the Trust may
                          -------------------------------------------------
become subject to federal income tax payable by the Trust.
----------------------------------------------------------

    (e) If any provision of this Section 8.8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and the other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

    (f) Except as expressly required by the REIT Provisions of the Internal
    -----------------------------------------------------------------------
Revenue Code, nothing contained in these By-laws shall in any manner be read or
-------------------------------------------------------------------------------
understood to obligate or make the Trust, the Trustees or the officers of the
-----------------------------------------------------------------------------
Trust, responsible for making determinations relating to the number of Shares
-----------------------------------------------------------------------------
deemed to be owned by any Person for purposes of this Section 8.8.
------------------------------------------------------------------

    (g) Notwithstanding anything to the contrary contained in Article XI, these
    ---------------------------------------------------------------------------
Bylaws may be amended from time to time upon a vote of the majority of the
--------------------------------------------------------------------------
Independent Directors, and without the approval of the Shareholders, if said
----------------------------------------------------------------------------
majority of the Independent Directors determine that an amendment is necessary
------------------------------------------------------------------------------
or advisable to protect the status of the Trust as a REIT under the REIT
------------------------------------------------------------------------
Provisions of the Code or otherwise minimize the federal income tax payable by
------------------------------------------------------------------------------
the Trust.
----------
[FN]
    <F*> This Exhibit A of the printed proxy statement will contain text in bold face type and text that is stricken. For purposes of electronically filing this definitive proxy statement with the Securities and Exchange Commission EDGAR system, it was necessary to indicate the proposed deletions as bracketed ([]) text and the proposed additions as underlined (--) text. The definitive proxy statement that will be distributed to shareholders will indicate the proposed deletions as struck through text and the proposed additions in bold face type.

                                   EXHIBIT B
                             SETTLEMENT AGREEMENT

    This Settlement Agreement between KelCor, Inc. and its affiliates, as defined under the Securities Exchange Act of 1934, ("KelCor") and Nooney
Realty Trust, Inc. and its affiliates, as defined under the Securities Exchange Act of 1934, ("Nooney") is entered into as of this 24th day of June 1997.

    WHEREAS, Nooney is a publicly-traded corporation and KelCor is a shareholder of Nooney; and

    WHEREAS, KelCor has commenced an action against Nooney styled KelCor, Inc.
v. Nooney Realty Trust, Inc., in the Circuit Court for St. Louis County, Civil Action No. 97 CC-001750 (the "Lawsuit") on June 5, 1997, seeking a declaratory judgment and preliminary and permanent injunctive relief barring Nooney from conducting an annual meeting of shareholders and from voting certain proxies in connection with any annual or special meeting of shareholders of the Trust, inter alia; and

    WHEREAS, the parties appeared and began argument on KelCor's motion for a preliminary injunction on June 13, 1997; and

    WHEREAS, the parties desire amicably to resolve their differences, for the sole purpose of settlement, and without admitting the merits of any position taken by either party in the course of the Lawsuit and without admitting any fault or liability.

    NOW, THEREFORE, the undersigned parties agree as follows:

    1. Nooney shall postpone its Annual Meeting of Shareholders to a date at least forty-five (45) days after the special meeting referred to in the next paragraph and, if Section 6(a) hereof is applicable pursuant to the terms of this Agreement, no later than 45 days after the court enters its order in the Lawsuit with respect to the voting rights of the "Excess Shares" of the PICO Group (as defined below in Section 5(d).

    2. Nooney shall call a special meeting of shareholders to be held thirty
(30) days after the date on which the parties can mail their proxy materials as provided in paragraph 4, below, to vote on a single issue that shall be the same as Proposal A (except that subparagraph (f) of the amendment proposed therein will be deleted and the remaining subparagraphs appropriately re-lettered) as contained in the proxy statement filed by Nooney with the Securities and Exchange Commission ("SEC") on June 3, 1997 (the "By-Law Amendment Proposal") and, in connection with such meeting:

       (a) Nooney shall set the record date as Friday, June 27, 1997; and

       (b) The affirmative vote of 62.0% of the issued and outstanding shares of Nooney will be required to pass the By-Law Amendment Proposal. As used in this Settlement Agreement, "issued and outstanding shares of Nooney" shall refer to 866,624 shares without disqualification of any shares that may be deemed Excess Shares pursuant to the present By-Law Section 8.8(b).

    3. KelCor and Nooney shall file their proxy materials regarding the By-Law Amendment Proposal with the SEC no sooner than the first (1st) business day after the full execution of this Settlement Agreement and no later than three
(3) business days after the full execution of this Settlement Agreement.

    4. KelCor and Nooney, and each of their directors, officers and agents, shall not mail proxy solicitation materials or otherwise actively solicit proxies prior to thirteen (13) days after the full execution of this Settlement Agreement; provided, if the SEC reviews the proxy solicitation material of KelCor and/or Nooney, both parties agree to mail such materials and conduct any other solicitation of proxies no earlier than the third (3rd) business day after the SEC has completed its reviews and notified KelCor and Nooney that it has no further comments. Both KelCor and Nooney agree to promptly proceed with all matters relating to the SEC review, if any, of such proxy solicitation material.

    5. KelCor and Nooney agree that the Special Meeting of Shareholders and the Annual Meeting of Shareholders will be conducted as follows:

       (a) Nooney will appoint an independent inspector of elections mutually acceptable to Nooney and KelCor to tabulate votes on all matters brought before the special meeting or the annual meeting with the fees and expenses of such independent inspector to be split by Nooney and KelCor;

       (b) Representatives of all shareholders will be allowed to attend the special meeting and the annual meeting;

       (c) All stockholders will be provided reasonable opportunity to speak at the special meeting and annual meeting on all matters brought before the special meeting or annual meeting; and

       (d) If the court determines that some of the shares of Nooney stock owned directly or indirectly by PICO Holdings, Inc. and its affiliates, as defined under the Securities Exchange Act of 1934 (collectively, the "PICO Group"), are "Excess Shares" under the Nooney Bylaws and cannot be voted at the annual meeting, then Nooney and Kelcor agree to follow the court's instructions with respect to the voting of any such Excess Shares at the annual meeting.

    6. Upon the tabulation of votes on the By-Law Amendment Proposal at the special meeting of shareholders:

       (a) if the By-Law Amendment Proposal receives less than 62.0% of the vote of the issued and outstanding shares of Nooney as of the record date for the special meeting of shareholders, then paragraph 6(b) of this Settlement Agreement shall be void in its entirety.

       (b) if the By-Law Amendment Proposal receives 62.0% or more of the vote of the issued and outstanding shares of Nooney as of the record date for the special meeting of shareholders, then KelCor (i) shall not challenge the passage of the By-Law Amendment and Proposal, (ii) shall accept the By-Law Amendment as valid and enforceable and (iii) shall dismiss Count I of the Lawsuit with prejudice with each party to bear its own costs.

                                      KELCOR, INC.

                                      By: /s/ David L. Johnson
                                          -------------------------------------

Witnessed:

/s/ Larry Huebner
----------------------------------
Its Attorney

                                      NOONEY REALTY TRUST, INC.

                                      By: /s/ Gregory J. Nooney, Jr.
                                          -------------------------------------

Witnessed:

/s/ Frederick W. Scherrer
----------------------------------
Its Attorney

-------------------------------------------------------------------------------

GOLD PROXY                 NOONEY REALTY TRUST, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned does hereby appoint Gregory J. Nooney, Jr., Patricia A. Nooney and Gene K. Beare and each of them, the true and lawful attorneys-in-fact and proxies of the undersigned (acting by a majority hereunder), with full power of substitution, to vote all common shares of the undersigned in Nooney Realty Trust, Inc. at the Special Meeting of Shareholders to be held on Friday, August 8, 1997, commencing at 10:00 A.M. at the Pierre Laclede Conference Center, 7733 Forsyth Boulevard, 2nd floor, in Clayton, Missouri, and at any adjournment thereof, as specified on the reverse side of this proxy. This proxy revokes all prior proxies given by the undersigned.

    The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated July 9, 1997.

                               ------------------------------------------------
                                                      Date

                               ------------------------------------------------
                                                    Signature

                               ------------------------------------------------
                                             Signature if held jointly

                               ------------------------------------------------
                                                Title or Authority

-------------------------------------------------------------------------------

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:
                                                   ---

1. PROPOSAL TO AMEND ARTICLE VIII OF THE TRUST'S BYLAWS

          FOR / /                 AGAINST / /                 ABSTAIN / /





THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

 IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS
                                   POSSIBLE.
  BY DOING SO, YOU MAY SAVE THE TRUST THE EXPENSE OF ADDITIONAL SOLICITATION.